EXHIBIT 99.1

Velcera Pharmaceuticals, Inc.
(A Development Stage Company)

Report on Financial Statements

Years Ended December 31, 2006 and 2005
and the Period from September 24, 2002 (Inception)
to December 31, 2006

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Page

Report of Independent Registered Public Accounting Firm	2

Balance Sheets
December 31, 2006 (Restated) and 2005	3

Statements of Operations
Years ended December 31, 2006 (Restated) and 2005 and Period from
September 24, 2002 (Inception) to December 31, 2006 (Restated)	4

Statement of Changes in Stockholders' Equity (Deficiency)
Period from September 24, 2002 (Inception) to December 31, 2006 (Restated)	5-6

Statements of Cash Flows
Years ended December 31, 2006 (Restated) and 2005 and Period
from September 24, 2002 (Inception) to December 31, 2006 (Restated)	7

Notes to Financial Statements	8-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Velcera Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Velcera Pharmaceuticals, Inc. (A Development Stage Company) as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended and the period from September 24, 2002 (Inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Velcera Pharmaceuticals, Inc. as of December 31, 2006 and 2005, and its results of operations and cash flows for the years then ended and the period from September 24, 2002 (Inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $2,947,263 and negative cash flows from operating activities of $ 1,737,265 for the year ended December 31, 2006 and, as of that date, it had a deficit accumulated during the development stage of $7,964,717. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8, the Company restated its 2006 financial statements to correct an error in its accounting for stock-based compensation.

/s/ J.H. Cohn LLP

Roseland, New Jersey
February 12, 2007, except for the effects of the matter discussed in Note 8, which are as of August 6, 2007.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Balance Sheets

	December 31, 2006 (Restated)	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$367,245	$2,110,765
Other current assets	14,625	36,041

Total current assets	381,870	2,146,806

Computer and office equipment, net of accumulated depreciation of $12,217 and $6,597	19,004	18,369
Other assets	18,062	-

Totals	$418,936	$2,165,175

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$904,568	$313,542
Deferred revenue	50,000	-

Total liabilities	954,568	313,542

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock, $.001 par value; 5,000,000 shares authorized; none issued	-	-
Common stock, $.001 par value; 20,000,000 shares authorized;
5,980,160 and 5,820,160 shares issued and outstanding	5,980	5,820
Additional paid-in capital	7,423,105	7,189,259
Deferred compensation	-	(325,992)
Deficit accumulated during the development stage	(7,964,717)	(5,017,454)

Total stockholders’ equity (deficiency)	(535,632)	1,851,633

Totals	$418,936	$2,165,175

See Notes to Financial Statements.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2006 (Restated)	Year Ended December 31, 2005	Period from September 24, 2002 (Inception) to December 31, 2006 (Restated)

Revenue	$250,000	$-	$250,000

Operating expenses:
Research and development	1,038,830	1,082,525	3,748,329
General and administrative	2,215,685	1,482,616	4,627,173

Totals	3,254,515	2,565,141	8,375,502

Loss from operations	(3,004,515)	(2,565,141)	(8,125,502)

Interest income	57,252	86,093	165,102
Interest expense	-	-	(4,317)

Net loss	$(2,947,263)	$(2,479,048)	$(7,964,717)

Basic and diluted net loss per common share	$(0.50)	$(0.43)

Weighted average common shares outstanding - basic and diluted	5,929,311	5,820,160

See Notes to Financial Statements.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Statement of Changes in Stockholders’ Equity (Deficiency)
Period from September 24, 2002 (Inception) to December 31, 2006 (Restated)

							Deficit
					Common		Accumulated
			Stock	Additional	Stock		During the
	Common Stock		Subscription	Paid-in	To be	Deferred	Development
	Shares	Amount	Receivable	Capital	Issued	Compensation	Stage	Total

Issuance of common stock to
founders in September 2002
at $.001per share	3,000,000	$3,000	$(3,000)					-

Balance, December 31, 2002	3,000,000	3,000	(3,000)					-

Payments received for stock subscriptions from founders			3,000					$3,000

Net loss							$(36,367)	(36,367)

Balance, December 31, 2003	3,000,000	3,000	-				(36,367)	(33,367)

Issuance of common stock to officer at $.001 per share on April 20, 2004	259,026	259						259

Common stock to be issued pertaining to license
agreement dated June 2004 at $.001 per share	529,500				$529			529

Issuance of common stock through
private placement at $3.50 per share, net
of expenses of $552,793 on September 13
and October 15, 2004	2,031,634	2,032		$6,555,894				6,557,926

Issuance of stock options				605,947		$(605,947)		-

Amortization of deferred compensation						91,808		91,808

Net loss							(2,502,039)	(2,502,039)

Balance, December 31, 2004	5,820,160	5,291		7,161,841	529	(514,139)	(2,538,406)	4,115,116

See Notes to Financial Statements.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Statement of Changes in Stockholders’ Equity (Deficiency)
Period from September 24, 2002 (Inception) to December 31, 2006 (Restated)

							Deficit
					Common		Accumulated
			Stock	Additional	Stock		During the
	Common Stock		Subscription	Paid-in	To be	Deferred	Development
	Shares	Amount	Receivable	Capital	Issued	Compensation	Stage	Total

Balance at December 31, 2004 (carried forward)	5,820,160	$5,291	-	$7,161,841	$529	$(514,139)	$(2,538,406)	$4,115,116

Common stock issued pertaining to license agreement at $.001 per share on June 22, 2005		529			(529)			-

Additional financing costs of 2004 private placement				(3,082)				(3,082)

Issuance of stock options				30,500		(30,500)		-

Amortization of deferred compensation						218,647		218,647

Net loss							(2,479,048)	(2,479,048)

Balance, December 31, 2005	5,820,160	5,820	-	7,189,259	-	(325,992)	(5,017,454)	1,851,633

Reclassification of deferred stock-based compensation to employees upon adoption of SFAS 123(R)				(325,992)		325,992		-

Allocated fair value of issuance of restricted common stock to employees for services at $3.50 per share on June 1, 2006	160,000	160		343,177				343,337

Stock-based compensation				216,661				216,661

Net loss							(2,947,263)	(2,947,263)

Balance at December 31, 2006	5,980,160	$5,980	$-	$7,423,105	$-	$-	$(7,964,717)	$(535,632)

See Notes to Financial Statements.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2006 (Restated)	Year Ended December 31, 2005	Period from September 24, 2002 (Inception) to December 31, 2006 (Restated)
Cash flows from operating activities:
Net loss	$(2,947,263)	$(2,479,048)	$(7,964,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related parties satisfied through the issuance of notes			67,339
Stock based compensation - restricted stock	343,337		343,866
Stock-based compensation - options	216,661	218,647	527,116
Depreciation	5,620	4,547	12,217
Changes in operating assets and liabilities:
Other current assets	21,416	(12,214)	(14,625)
Other assets	(18,062)		(18,062)
Accounts payable and accrued expenses	591,026	113,054	904,568
Deferred revenue	50,000		50,000

Net cash used in operating activities	(1,737,265)	(2,155,014)	(6,092,298)

Cash flows from investing activities:
Purchase of certificate of deposit	-	(2,000,000)	(4,500,000)
Proceeds from maturity of certificates of deposit	-	4,500,000	4,500,000
Purchase of equipment	(6,255)	(4,464)	(31,221)

Net cash provided by (used in) investing activities	(6,255)	2,495,536	(31,221)

Cash flows from financing activities:
Proceeds from notes payable to related party			200,000
Repayment of notes payable to related party			(267,339)
Issuance of common stock			3,259
Payments of deferred offering costs		(3,082)	(3,082)
Proceeds from private placement of common stock			6,557,926

Net cash provided by (used in) financing activities	-	(3,082)	6,490,764

Net increase (decrease) in cash and cash equivalents	(1,743,520)	337,440	367,245
Beginning of period	2,110,765	1,773,325	-

End of period	$367,245	$2,110,765	$367,245

See Notes to Financial Statements.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Business, basis of presentation and summary of significant accounting policies:

Business:

Velcera Pharmaceuticals, Inc. ("Velcera" or the "Company") was incorporated in the State of Delaware on September 24, 2002 as Veterinary Company, Inc. On September 10, 2004, the Company amended its Certificate of Incorporation with the State of Delaware to change its name to Velcera Pharmaceuticals, Inc. Velcera is a specialty pharmaceutical company focused on the acquisition, development and commercialization of innovative pharmaceutical products. The Company’s currently licensed technology of buccal sprays is for the metered delivery of pharmaceutical products. This technology is being developed to create a metered dose oral spray to deliver therapeutic compounds to animals.

Basis of presentation:

The Company’s primary activities since incorporation have been organizational activities, including recruiting personnel, establishing office facilities, acquiring licenses for its pharmaceutical compound pipeline, performing business and financial planning, performing research and development, and raising funds through the issuance of common stock. The Company has not generated significant revenues and, accordingly, the Company is considered to be in the development stage.

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments through the normal course of business. For the year ended December 31, 2006, the Company incurred a net loss of $2,947,263 and negative cash flows from operating activities of $1,737,265 and for the period from September 24, 2002 (Inception) through December 31, 2006 it had a loss of $7,964,717 and negative cash flows from operating activities of $6,092,298. The Company has a stockholders’ deficiency as of December 31, 2006 of $535,632, and management believes that the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing or will need to generate revenue from the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash and temporary cash investments in bank deposit and other accounts, the balances of which, at times, may exceed Federally insured limits.

Computer and office equipment:

Computer and office equipment are stated at cost and depreciated using the straight-line method  over the estimated useful lives of the related assets of five years.

Revenue Recognition:

While we have not generated significant revenues and are considered to be in the development stage, we have entered into licenses and other arrangements. These arrangements are often complex as they may involve license, development and manufacturing components. Licensing revenue recognition requires significant management judgment to evaluate the effective terms of agreements, the Company’s performance commitments and determination of fair value of the various deliverables under the arrangement. SEC Staff Accounting Bulletin No. 101, or SAB 101, superseded in part by SAB 104, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 104 establishes the SEC’s view that it is not appropriate to recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; and collectibility is reasonably assured. SAB 104 also requires that both title and the risks and rewards of ownership be transferred to the buyer before revenue can be recognized. In addition, we will follow the provisions of Emerging Issues Task Force (“EITF”) issue EITF 00-21, Revenue Arrangements with Multiple Deliverables, which addresses certain aspects of revenue recognition for arrangements we expect to have in future periods include multiple revenue-generating activities. EITF 00-21 addresses when and, if so, how an arrangement involving multiple deliverables should be divided into separate units of accounting. In some arrangements, the different revenue-generating activities (deliverables) are sufficiently separable, and there exists sufficient evidence of their fair values to separately account for some or all of the deliverables (that is, there are separate units of accounting). In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. Our ability to establish objective evidence of fair value for the deliverable portions of the contracts may significantly impact the time period over which revenues will be recognized. For instance, if there is no objective fair value of undelivered elements of a contract, then we may be required to treat a multi-deliverable contract as one unit of accounting, resulting in all revenue being deferred and recognized ratably over the entire contract period. EITF 00-21 does not change otherwise applicable revenue recognition criteria. In arrangements where the deliverables cannot be separated, revenue related to up-front, time-based and performance-based payments will be recognized ratably over the entire contract performance period. For major licensing contracts, this will result in the deferral of significant revenue amounts where non-refundable cash payments have been received, but the revenue will not immediately be recognized due to the long-term nature of the respective agreements. Subsequent factors affecting the initial estimate of the effective terms of agreements could either increase or decrease the period over which the deferred revenue is recognized.

Due to the requirement to defer significant amounts of revenue and the extended period Over which the revenue will be recognized, along with the requirement to amortize the prepaid license discount and certain deferred development costs over an extended period of time, revenue recognized and cost of sales may be materially different from cash flows.

On an overall basis, our reported revenues could differ significantly from future billings and/or earned but unbilled revenue based on terms in agreements with customers.

For the year ended December 31, 2006, the balance of the Company’s revenue generating contracts did not include multiple deliverables and therefore the up-front, time-based revenue was being recognized ratably over the contract periods

Research and development:

Research and development costs are expensed as incurred.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Business, basis of presentation and summary of significant accounting policies (continued):

Income taxes:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for  Income Taxes," deferred tax assets and liabilities are recognized based on temporary differences  between the financial statement and the tax bases of assets and liabilities. Deferred tax assets and  liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these assets and liabilities are expected to be recovered or settled. The Company provides a valuation allowance when it is more likely than not that some or all of the net deferred tax assets will  not be realized.

Loss per common share:

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income  (loss) by the weighted average number of common shares outstanding during the period. Diluted  earnings per common share reflect the potential dilution that could occur if securities or other  contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has  only incurred losses, basic and diluted earnings per share are the same. The amount of potentially  dilutive securities excluded from the calculation was 408,630 and 369,163 at December 31, 2006  and 2005, respectively.

Stock-based compensation:

Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment,” (“SFAS 123(R)”) for employee options using the modified prospective transition method. SFAS 123(R) revised SFAS No.123, “Accounting for Stock-Based Compensation,” (“SFAS 123”), to eliminate the option to use the intrinsic value method and requires the Company to expense the fair value of all employee options over the vesting period. The Company selected the Black-Scholes method to determine the fair value of options granted to employees. Under the modified prospective transition method, the Company recognized compensation cost for the year ended December 31, 2006 which includes 1) current year compensation cost related to stock-based payments granted prior to, but not yet vested, as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123; and 2) current year compensation cost related to stock-based payments granted on or after January 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123(R). In accordance with the modified prospective method, the Company has not restated prior period results.

Prior to January 1, 2006, the Company accounted for stock options granted to employees under the  intrinsic value method per  Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for  Stock Issued to Employees,” whereby compensation cost was recorded for the excess, if any, of the  quoted market price, if any, of the fair value of the shares subject to the options over the exercise  price at the date of grant.

Since the Company had elected to continue to use the provisions of APB 25 in accounting for stock  options granted to employees, it is required by SFAS 123 and SFAS No.148, “Accounting for Stock- Based Compensation - Transition and  Disclosure,” (“SFAS 148”), to present pro forma information showing the effects on its historical results of operations of the use of a method that estimates the  fair value of the options granted to  employees at the grant date and then amortizes the fair value to  expense over the options’ vesting period. Had the Company elected to recognize compensation  expense based upon the fair value instead of the intrinsic value at the grant dates for awards to employees, the pro-forma net loss would not have been materially higher than the historical net loss  in 2005 and 2004.

In connection with the grant of stock options during 2004, the Company recorded deferred stock based compensation expense of $605,947, which represents the estimated fair value of the options granted to consultants of $31,947 and the intrinsic value of the options granted to employees of  $574,000. Such amount is being amortized over the vesting period  of the applicable options on a straight-line basis. The Company recorded consulting expense of $31,947 and compensation  expense of $59,861 for the year ended December 31, 2004 relating to these grants.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Business, basis of presentation and summary of significant accounting policies (continued):

Stock-based compensation (continued):

In connection with the grant of stock options during 2005 to employees, the Company did not record  any additional deferred stock based compensation expense because each grant had an exercise  price equal to the market value at the date of grant. The Company recorded compensation expense  of $191,333 during 2005 in relation to the 2004 employee stock option grants.

For the year ended December 31, 2006, the Company recognized stock-based employee compensation expense of $203,459 in accordance with SFAS 123(R). $79,222 of this expense resulted from the grants of stock options to employees and directors of the Company from May 2004 to December 2005. $123,006 of this expense resulted from the modification of 205,000 options granted in 2004 whereby the exercise price was amended in June 2006, from $.70 to $3.50 per share, in order to comply with certain tax regulations as they pertain to stock option plans. In connection with the repricing of these options, the Company granted restricted stock to the affected employees.. The balance of $1,231 related to the granting of stock options to an employee on or after January 1, 2006. The Company did not capitalize any stock-based compensation cost.

The Company recorded consulting expense of $13,202 and $27,314 for the years ended December 31, 2006 and 2005, respectively, related to the stock options granted to non-employees from February 2005 to December 31, 2006. The Company accounts for stock options granted to non-employees on a fair value basis over the vesting period using the Black-Scholes option pricing method in accordance with SFAS 123 and Emerging Issues Task Force (“EITF”) No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” The initial non-cash charge to operations for non-employee options with vesting is revalued at the end of each reporting period based upon the change in the fair value of the Company’s common stock and amortized to consulting expense over the related vesting period. As of December 31, 2006, there was approximately $33,200 of unamortized consulting expense associated with the unvested options; this amount will be revalued at each reporting period and amortized to operations through October 2009.

For the purpose of valuing options granted to employees and non-employees during the years ended December 31, 2006 and 2005, the Company has used the Black-Scholes option pricing model with the following assumptions:

	2006	2005
Dividend Yield	0%	0%
Risk-free Interest Rate	4.70% - 5.04%	3.95% - 4.51%
Volatility	61.65% - 63.54%	0% - 80.29%
Expected Life	5 - 7	7

Volatility was calculated based on industry comparables at the dates of grant.

Note 2 - Related party transactions:

Financing costs:

The Company engaged Paramount BioCapital, Inc. (“Paramount”) to act as placement agent for the  2004 private placement of shares of its common stock. In return for services provided, the  Company paid $495,123 in cash from the proceeds of the placement (see Note 4) of which  $333,423 and $161,700 were paid to Paramount and the third party sub-agent, respectively. In addition, the Company issued warrants for the purchase of 202,091 shares of common stock with  an exercise price of 110% of the purchase price per share based on shares sold in the placement.  Of the total warrants issued, 136,391 and 65,700 warrants were issued to Paramount’s designee  and the third party sub-agent, respectively. All of the warrants were outstanding at December 31,  2006 and 2005. The Company’s Secretary, who also serves on the Board of Directors, and Treasurer are employees of Paramount.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 2 - Related party transactions (continued):

Notes payable:

At various times during 2003 and 2004, the Company issued 5% promissory notes payable in the  aggregate principal amount of  $267,339 to Paramount BioCapital Investments, LLC (“PBCI”), an  affiliate of Paramount. These notes were due to mature on various dates from January 2006 through July 2006. Of the total principal amount of notes payable, the Company received proceeds  amounting to $200,000 and the remaining balance of the proceeds was paid to the lender for  expenses paid on behalf of the Company.

These notes payable were fully repaid in September 2004.

Administrative services:

In 2004, the Company became obligated to pay monthly fees for administrative services to PBCI. The fees, which increased during 2004 from $400 per month to $750 per month, totaled $9,000, $9,000 and $22,450, respectively, for the years ended December 31, 2006 and 2005 and the period from September 24, 2002 (inception) to December 31, 2006.

Operating lease:

The Company leases office space from Steadman Consulting Co. LLC, an entity affiliated with its Chief Executive Officer (“CEO”) (see Note 6).

Note 3 - License agreement:

In June 2004, the Company entered into a license agreement (the “License Agreement”) to acquire the rights to an exclusive, world-wide, royalty-bearing sublicense to develop and commercialize a technology intended to deliver therapeutic compounds to animals through a metered dose oral spray (the “Buccal Sprays Technology”).

$1,500,000 was expended under the License Agreement and charged to research and development expense during the year ended December 31, 2004. Pursuant to the License Agreement, the Company agreed to issue 529,500 shares of common stock. In connection therewith, $529 was charged to research and development expense during the year ended December 31, 2004 for the estimated fair value of the shares. Based on the occurrence of certain events, as defined in the License Agreement, future milestone payments are to be paid upon a Velcera application being accepted for review by the United States and European Union regulatory authorities and when those applications are approved by the US & the EU regulatory authorities. These potential milestone payments would total $8,180,000 for the first five such Velcera products. In addition the Licensing Agreement calls for the payment of a $250,000 licensing fee upon the completion of the Company’s first financing in excess of $10 million.

There are no minimum royalties required under the License Agreement. However, the Company is obligated to make royalty payments based on Company net sales, as defined, of Velcera products based upon the licensed technology and on royalties, milestones and license fees earned by the Company from the sub-licensing of the licensed technology. During 2005, the Company paid $50,000, in accordance with the License Agreement, for certain milestones that were reached. As of December 31, 2006, no additional milestone amounts were payable.

Note 4 - Stockholders' equity:

In 2002, the Company issued 3,000,000 shares of common stock to its founders for subscriptions receivable  of $3,000 or $.001 per share. During 2003, the Company received the proceeds.

On April 20, 2004, the Company issued and sold to its CEO 259,026 shares of restricted common stock for  $259, or $.001 per share. These shares vest equally over a three-year period from the date of issuance.

On September 13 and October 15, the Company completed a private placement of 2,031,634 shares of common stock  at a per share price of $3.50. After deducting commissions and other expenses relating to the private  placement, the Company received net proceeds of $6,554,844 (see Note 2).

On June 1, 2006, the Company issued 160,000 shares of restricted common stock at fair value of $3.50 per share in connection with the modification of pricing of certain options to its employees resulting  in a charge to compensation expense for the estimated allocated fair value of the shares of $343,337.

In 2003, the Company established a stock incentive plan (the "Plan") under which incentive stock and/or options may be granted to officers, directors, consultants and key employees of the Company for the purchase of up to 600,000 shares of common stock. The options have a maximum term of ten years, vest over a period to be determined by the Company’s Board of Directors and have an exercise price at or above fair market value on the date of grant.

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 4 - Stockholders’ Equity (continued):

During 2004, the Company granted 290,340 stock  options under the Plan to employees and non-employee directors with exercise prices ranging from $.10 per  share to $.70 per share. Each option granted in 2004 vests equally over a three-year period from the grant  date. The Company also granted options under the Plan to an independent contractor in 2004 to purchase  10,800 shares with an exercise price of $.70 per share that vested immediately.

During 2005, the Company granted 61,080 stock options under the Plan to employees and non-employee consultants with an exercise price of $3.50 per share. Each option granted to an employee in 2005 vests equally over a three-year period from the grant date. The Company also granted options under the Plan to an independent contractor in 2005 to purchase 6,943 shares with an exercise price of $.70 per share that vested immediately.

In 2006, the Company granted 39,467 stock options under the Plan to employees and non-employee  consultants with exercise prices ranging from $1.88 to $3.75 per share. Each option granted in 2006 has a 10  year life and vests over a three-year period from grant date. Also on June 1, 2006, in connection with grant of 160,000 shares of restricted stock discuused above, the Company modified the  exercise price of 205,000 options originally granted to employees during 2004 from $.70 to $3.50.

A summary of the Company’s stock option activity and related information is as follows:

	2006		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	369,163	$2.05	301,140	$.53
Granted	39,467	$2.22	68,023	$3.21
Outstanding at end of year	408,630	$2.07	369,163	$2.05
Options exercisable at year-end	235,441	$2.41	122,078	$2.09
Weighted-average fair value of options granted during the year		$1.23		$2.69

The weighted average remaining contractual life of options outstanding and exercisable at December 31, 2006 is 7.994 and 7.744 years, respectively. The weighted average fair value of options outstanding as of December 31, 2006 is approximately $1.67 per option, as determined using the Black-Scholes option pricing model.

As of December 31, 2006, the total compensation expense related to non-vested options not yet recognized  total approximately $136,000, $2,000 and $1,000 for the years ended December 31, 2007, 2008 and 2009,  respectively. The weighted-average vesting period over which the total compensation cost related to non- vested options not yet recognized at December 31, 2006 is 1.025 years.

Note 5 - Income taxes:

There was no current or deferred income tax provision for the years ended December 31, 2006 and 2005.

The Company's deferred tax assets as of December 31, 2006 and 2005 are as follows:

	2006	2005
Net operating loss carryforwards - Federal	$2,538,000	$1,610,000
Net operating loss carryforwards - State	447,000	283,000
Totals	2,985,000	1,893,000
Less valuation allowance	(2,985,000)	(1,893,000)
Net deferred tax assets	$-	$-

VELCERA PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to the Financial Statements

Note 5 - Income taxes (continued):

At December 31, 2006, the Company had potentially utilizable Federal and state net operating loss tax  carryforwards of approximately $7,458,000, expiring through 2026.

The utilization of the Company's net operating losses may be subject to a substantial limitation due to the  "change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state  provisions. Such limitation may result in the expiration of the net operating loss carryforwards before their  utilization.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31,  2006 and 2005 was an increase of $1,092,000 and $902,000, respectively. The tax benefit assumed was calculated using a Federal statutory tax rate of 34% and state tax rate of 6%, and was fully offset by the aforementioned valuation allowance.

Note 6 - Commitments:

Employment agreement:

The Company has an employment agreement with its CEO. At December 31, 2006, future  employment contract commitments for the CEO total approximately $74,000 for the year ending  December 31, 2007.

Operating lease:

In May 2004, the Company signed an agreement to lease office space from the CEO. This operating lease commenced effective May 1, 2004 and is on a month to month basis and can be terminated with 60 days written notice. Rent expense for the years ended December 31, 2006 and 2005 and for the period from September 24, 2002 (inception) to December 31, 2006 was $31,200, $31,200 and $83,200, respectively.

Note 7 - Subsequent events:

On January 10, 2007, the Company entered into a non-binding letter of intent with Denali Sciences, Inc. (“Denali”), a Delaware corporation, pursuant to which a wholly-owned subsidiary of Denali will merge with and into the Company in a Recapitalization. Denali was formed in August 2005 and does not operate a business. Denali was formed solely as a vehicle to pursue a business combination. For accounting purposes, the Merger will be accounted for as an acquisition of Denali and a recapitalization of Velcera. Velcera will be the surviving company. The historical financial statements presented will be those of Velcera as a combined entity with Denali as of the date of the recapitalization. The net assets and liabilities will be recorded initially at their book values. No intangibles will be recorded as part of the transaction.

During January 2007, certain directors of the Company loaned the Company $285,000 which becomes payable upon demand any time after January 31, 2007. As of February 6, 2007, these amounts remain outstanding.

Note 8 - Restatement:

In connection with its review of financial data, management identified that the Company’s calculation of the June 1, 2006 issuance of 160,000 shares of restricted stock and modification of the exercise price of 205,000 options originally granted to employees during 2004 from $.70 to $3.50 resulted in an error in the financial statements that overstated of the associated expense for the year ended December 31, 2006. Management has calculated the overstatement in the expense for the year ended December 31, 2006 to be $333,000. The error also caused an error in the December 31, 2006 balance sheet whereby additional paid-in capital was understated and the accumulated deficit was overstated by that same amount.

The Company has restated its financial statements as of and for the year ended December 31, 2006. Presented in the following table are the total costs and expenses, the net loss and the loss per basic and diluted common share as originally reported and the adjusted amounts as of and for the year ended December 31, 2006.

	As Originally Reported	As Restated

Balance sheet:
Additional paid-in capital	$7,756,105	$7,423,105
Accumulated deficit	$8,297,717	$7,964,717
Total stockholders’ deficiency	$(535,632)	$(535,632)

Statement of operations:
Total costs and expenses	$3,587,515	$3,254,515
Total net loss	$(3,280,263)	$(2,947,263)
Loss per basic and diluted common share	(0.55)	(0.50)